Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

II-VI Incorporated

Saxonburg, Pennsylvania

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated June 14, 2019, relating to the consolidated financial statements and schedule of Finisar Corporation, which is incorporated by reference in the Registration Statement on Form S-4 (No. 333-255547).

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ BDO USA, LLP

San Jose, California

May 26, 2022